UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2005

Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 919-1500

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 14, 2005, Liam Nagle resigned from his position as Chief Operating Officer and President of Bookham, Inc. (the “Registrant”), effective March 4, 2005.  Jim Haynes has been appointed Chief Operating Officer of the Registrant and Giorgio Anania, a member of the board of directors of the Registrant and its Chief Executive Officer, will assume the title of President, effective March 4, 2005.

Effective February 14, 2005, Dr. Andrew Rickman resigned as Chairman and a member of the board of directors of the Registrant.  Dr. Peter Bordui, a member of the board of directors of the Registrant, has been appointed Chairman.  Also effective February 14, 2005, Liam Nagle was elected to the board of directors of the Registrant.

Jim Haynes, 43, has served as VP, UK Operations, of the Registrant since August 2004.  From June 2003 to August 2004, Mr. Haynes served as VP Operations and Site Leader, Caswell for the Registrant.  From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation.

Mr. Haynes has an employment agreement with Bookham Technology plc, a wholly-owned subsidiary of the Registrant.  This agreement describes his salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation.  Mr. Haynes serves at the discretion of the Registrant, subject to a three-month notice period.  The notice period does not apply if Mr. Haynes is terminated for gross misconduct, gross negligence or breach of a fundamental term of his employment agreement.  If the Registrant terminates Mr. Haynes’s employment prior to June 30, 2005, he will be entitled to a three-month severance payment.  The employment agreement automatically terminates when Mr. Haynes reaches age 60.

Mr. Haynes’s current annual base salary is £136,000.  He participates in the Registrant’s “Shenzhen Bonus Plan” and in connection with that plan would be entitled to a bonus of up to 60% of his base salary should certain specified targets be met relating to the successful transfer of products, within specified time limits, to the Registrant’s Shenzhen, China facility, so long as normal business metrics (relating to customer delivery performance, quality and the like) are also maintained over the transfer time period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.

Date: February 18, 2005	By:	/s/ Giorgio Anania
Giorgio Anania
Chief Executive Officer